Exhibit 10.3

WARRANT TO PURCHASE
SHARES OF CLASS A COMMON STOCK

of

FUND.COM, INC.

Expires September 30, 2014

No.: ______	Original Issue Date: March 29, 2010

FOR VALUE RECEIVED, the undersigned, Fund.com, Inc., a Delaware corporation (together with its successors and assigns, the “Corporation”), hereby certifies that PBC-WESTON HOLDINGS, LLC, a Delaware limited liability company (“PBC”) and/or its registered assigns (together with PBC, the “Holder”) is entitled to subscribe for and purchase, during the Exercise Period (as hereinafter defined), that number of the duly authorized, validly issued, fully paid and non-assessable shares of Common Stock (as defined) of the Corporation, as shall be determined by dividing (a) One Million Five Hundred Thousand Dollars ($1,500,000), by (b) the Warrant VWAP (as hereinafter defined) in effect immediately prior to the Six Month Anniversary Date (as hereinafter defined), at an exercise price per share equal to the Exercise Price (as hereinafter defined) then in effect, subject, however, to the provisions and upon the terms and conditions hereinafter set forth.

The initial Exercise Price of this Warrant shall be equal to the Warrant VWAP.  The number of shares of Class A Common Stock of the Corporation issuable upon exercise of this Warrant (the “Warrant Stock”) and the Exercise Price shall be subject to adjustment as provided herein.

Capitalized terms used in this Warrant and not otherwise defined herein shall have the respective meanings specified in Section 6 hereof.

1.   Term. The term of this Warrant (the “Term”) shall commence on the above Original Issue Date and shall expire at 6:00 p.m., Eastern Time, on September 30, 2014 (the “Expiration Date”), when this Warrant, to the extent not exercised, shall expire.

2.   Method of Exercise; Payment; Issuance of New Warrant; Transfer and Exchange.

(a)           Time of Exercise. The purchase rights represented by this Warrant may be exercised in whole or in part during the Exercise Period.  As used herein, the term “Exercise Period” shall mean a period which shall commence on a date which shall be the day immediately following the Six Month Anniversary Date and shall expire on the Expiration Date.

(b)           Method of Exercise. The Holder hereof may exercise this Warrant, in whole or in part, at any time during the Exercise Period by the surrender of this Warrant (with the exercise form attached hereto duly executed) at the principal office of the Corporation, and at the option of the Holder, either (a) by the payment to the Corporation of an amount of consideration therefor equal to the Exercise Price in effect on the date of such exercise multiplied by the number of shares of Warrant Stock with respect to which this Warrant is then being exercised, payable at such Holder's option by certified or official bank check or by wire transfer to an account designated by the Corporation or (b) by electing to receive from the Corporation the number of Warrant Stock equal to (i) the number of Warrant Stock as to which this Warrant is being exercised minus (ii) the number of Warrant Stock having a value, based on the Warrant VWAP on the Trading Day immediately prior to the date of such exercise, equal to the product of (x) the Exercise Price times (y) the number of Warrant Stock as to which this Warrant is being exercised.

(c)           Issuance of Stock Certificates. In the event of any exercise of this Warrant in accordance with and subject to the terms and conditions hereof, certificates for the shares of Warrant Stock so purchased shall be dated the date of such exercise and delivered to the Holder’s Prime Broker as specified in the Holder’s exercise form within a reasonable time, not exceeding five (5) Trading Days after such exercise (the “Delivery Date”) or, at the request of the Holder, issued and delivered to the Depository Trust Company (“DTC”) account on the Holder’s behalf via the Deposit Withdrawal Agent Commission System (“DWAC”) when available, within a reasonable time, not exceeding five (5) Trading Days after such exercise, and the Holder hereof shall be deemed for all purposes to be the holder of the shares of Warrant Stock so purchased as of the date of such exercise. Notwithstanding the foregoing to the contrary, the Corporation or its transfer agent shall only be obligated to issue and deliver the shares to the DTC on a holder’s behalf via DWAC if such exercise is in connection with a sale or other exemption from registration by which the shares may be issued without a restrictive legend and the Corporation and its transfer agent are participating in DTC through the DWAC system. The Holder shall deliver this original Warrant, or an indemnification reasonably acceptable to the Corporation undertaking with respect to such Warrant in the case of its loss, theft or destruction, at such time that this Warrant is fully exercised. With respect to partial exercises of this Warrant, the Corporation shall keep written records for the Holder of the number of shares of Warrant Stock exercised as of each date of exercise.

(d)           Compensation for Buy-In on Failure to Timely Deliver Certificates Upon Exercise. In addition to any other rights available to the Holder, if the Corporation fails to instruct its transfer agent to transmit to the Holder a certificate or certificates representing the Warrant Stock pursuant to an exercise on or before the fifth (5th) Trading Day following the Delivery Date, and if after such date the Holder is required by its broker to purchase (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Holder of the Warrant Stock which the Holder anticipated receiving upon such exercise (a “Buy-In”), then the Corporation shall (1) pay in cash to the Holder the amount by which (x) the Holder’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased exceeds (y) the amount obtained by multiplying (A) the number of shares of Warrant Stock that the Corporation was required to deliver to the Holder in connection with the exercise at issue times (B) the price at which the sell order giving rise to such purchase obligation was executed, and (2) at the option of the Holder, either reinstate the portion of the Warrant and equivalent number of shares of Warrant Stock for which such exercise was not honored or deliver to the Holder the number of shares of Common Stock that would have been issued had the Corporation timely complied with its exercise and delivery obligations hereunder. For example, if the Holder purchases Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted exercise of shares of Common Stock with an aggregate sale price giving rise to such purchase obligation of $10,000, under clause (1) of the immediately preceding sentence the Corporation shall be required to pay the Holder $1,000. The Holder shall provide the Corporation written notice indicating the amounts payable to the Holder in respect of the Buy-In, together with applicable confirmations and other evidence reasonably requested by the Corporation. Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Corporation’s failure to timely deliver certificates representing shares of Common Stock upon exercise of this Warrant as required pursuant to the terms hereof.

(e)           Transferability of Warrant.This Warrant may be transferred by a Holder, in whole or in part, without the consent of the Corporation. If transferred pursuant to this paragraph, this Warrant may be transferred on the books of the Corporation by the Holder hereof in person or by duly authorized attorney, upon surrender of this Warrant at the principal office of the Corporation, properly endorsed (by the Holder executing an assignment in the form attached hereto) and upon payment of any necessary transfer tax or other governmental charge imposed upon such transfer. This Warrant is exchangeable at the principal office of the Corporation for Warrants to purchase the same aggregate number of shares of Warrant Stock, each new Warrant to represent the right to purchase such number of shares of Warrant Stock as the Holder hereof shall designate at the time of such exchange. All Warrants issued on transfers or exchanges shall be dated the Original Issue Date and shall be identical with this Warrant except as to the number of shares of Warrant Stock issuable pursuant thereto.

(f)           Continuing Rights of Holder. The Corporation will, at the time of or at any time after each exercise of this Warrant, upon the request of the Holder hereof, acknowledge in writing the extent, if any, of its continuing obligation to afford to such Holder all rights to which such Holder shall continue to be entitled after such exercise in accordance with the terms of this Warrant, provided that if any such Holder shall fail to make any such request, the failure shall not affect the continuing obligation of the Corporation to afford such rights to such Holder.

3.           Adjustment of Exercise Price. For so long as this warrant shall be outstanding (the “Anti-Dilution Period”), the Exercise Price shall be subject to adjustment from time to time as set forth in this Section 3. The Corporation shall give the Holder written notice of any event described below which requires an adjustment pursuant to this Section 3 in accordance with the notice provisions set forth in Section 11.

a)           Adjustments for Stock Splits, Combinations, Certain Dividends and Distributions.  If the Corporation shall, at any time or from time to time after the Original Issue Date, effect a split of the outstanding Common Stock (or any other subdivision of its shares of Common Stock into a larger number of shares of Common Stock), combine the outstanding shares of Common Stock into a smaller number of shares of Common Stock, or make or issue or set a record date for the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in shares of Common Stock, then, in each event (i) the number of shares of Common Stock for which this Warrant shall be exercisable immediately after the occurrence of any such event shall be adjusted to equal the number of shares of Common Stock that a record holder of the same number of shares of Common Stock for which this Warrant is exercisable immediately prior to the occurrence of such event would own or be entitled to receive after the happening of such event, and (ii) the Exercise Price then in effect shall be adjusted to equal (A) the Exercise Price then in effect multiplied by the number of shares of Common Stock for which this Warrant is exercisable immediately prior to the adjustment divided by (B) the number of shares of Common Stock for which this Warrant is exercisable immediately after such adjustment.

(b)           Adjustments for Other Dividends and Distributions. If the Corporation shall, at any time or from time to time after the Original Issue Date, make or issue or set a record date for the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in (i) cash, (ii) any evidences of indebtedness, or any other securities of the Company or any property of any nature whatsoever, other than, in each case, shares of Common Stock; or (iii) any warrants or other rights to subscribe for or purchase any evidences of indebtedness, or any other securities of the Company or any property of any nature whatsoever, other than, in each case, shares of Common Stock, then, and in each event, (A) the number of shares of Common Stock for which this Warrant shall be exercisable shall be adjusted to equal the product of the number of shares of Common Stock for which this Warrant is exercisable immediately prior to such adjustment multiplied by a fraction (1) the numerator of which shall be the Per Share Market Value of Common Stock at the date of taking such record and (2) the denominator of which shall be such Per Share Market Value minus the amount allocable to one share of Common Stock of any such cash so distributable and of the fair value (as determined in good faith by the Board and supported by an opinion from an investment banking firm mutually agreed upon by the Corporation and the Holder) of any and all such evidences of indebtedness, shares of stock, other securities or property or warrants or other subscription or purchase rights so distributable, and (B) the Exercise Price then in effect shall be adjusted to equal (1) the Exercise Price then in effect multiplied by the number of shares of Common Stock for which this Warrant is exercisable immediately prior to the adjustment divided by (2) the number of shares of Common Stock for which this Warrant is exercisable immediately after such adjustment. A reclassification of the Common Stock (other than a change in par value, or from par value to no par value or from no par value to par value) into shares of Common Stock and shares of any other class of stock shall be deemed a distribution by the Corporation to the holders of its Common Stock of such shares of such other class of stock within the meaning of this Section 3(b) and, if the outstanding shares of Common Stock shall be changed into a larger or smaller number of shares of Common Stock as a part of such reclassification, such change shall be deemed a subdivision or combination, as the case may be, of the outstanding shares of Common Stock within the meaning of Section 3(a).

(c)           Adjustments for Reclassification, Exchange or Substitution. If the Common Stock for which this Warrant is exercisable at any time or from time to time after the Original Issue Date shall be changed to the same or different number of shares of any class or classes of stock, whether by reclassification, exchange, substitution or otherwise (other than by way of a stock split or combination of shares or stock dividends provided for in Section 3(a), Section 3(b), or a reorganization, merger, consolidation, or sale of assets provided for in Section 3(d)), then, and in each event, an appropriate revision to the Exercise Price shall be made and provisions shall be made (by adjustments of the Exercise Price or otherwise) so that, upon any subsequent exercise of this Warrant, the Holder shall have the right to receive, in lieu of Warrant Stock, the kind and amount of shares of stock and other securities receivable upon reclassification, exchange, substitution or other change, by holders of the number of shares of Common Stock for which this Warrant was exercisable immediately prior to such reclassification, exchange, substitution or other change, all subject to further adjustment as provided herein.

(d)           Adjustments for Reorganization, Merger, Consolidation or Sales of Assets. If at any time or from time to time after the Original Issue Date there shall be a capital reorganization of the Corporation (other than by way of a stock split or combination of shares or stock dividends or distributions provided for in Section 3(a), and Section 3(b), or a reclassification, exchange or substitution of shares provided for in Section 3(c)), or a merger or consolidation of the Corporation with or into another corporation where the holders of the Corporation’s outstanding voting securities prior to such merger or consolidation do not own over 50% of the outstanding voting securities of the merged or consolidated entity, immediately after such merger or consolidation, or the sale of all or substantially all of the Corporation's properties or assets to any other person (an “Organic Change”), then as a part of such Organic Change an appropriate revision to the Exercise Price shall be made if necessary and provision shall be made if necessary (by adjustments of the Exercise Price or otherwise) so that, upon any subsequent exercise of this Warrant, the Holder shall have the right to receive, in lieu of Warrant Stock, the kind and amount of shares of stock and other securities or property of the Corporation or any successor corporation resulting from the Organic Change. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 3(d) with respect to the rights of the Holder after the Organic Change to the end that the provisions of this Section 3(d) (including any adjustment in the Exercise Price then in effect and the number of shares of stock or other securities deliverable upon exercise of this Warrant) shall be applied after that event in as nearly an equivalent manner as may be practicable.  In any such case, the resulting or surviving corporation (if not the Corporation) shall expressly assume the obligations to deliver, upon the exercise of this Warrant, such securities or property as the Holder shall be entitled to receive pursuant to the provisions hereof, and to make provisions for the protection of the rights of the Holder as provided above.

(e)           Adjustments for Issuance of Additional Shares of Common Stock. In the event that during the Anti-Dilution Period, the Corporation shall issue or sell any additional shares of Common Stock (otherwise than as provided in the foregoing subsections (a) through (d) of this Section 3 or pursuant to (X) Common Stock Equivalents (as hereafter defined) granted or issued prior to the Six Month Anniversary Date or (Y) subsection (f) below) (“Additional Shares of Common Stock”) at a price per share less than the then-applicable Exercise Price or without consideration, then the Exercise Price upon each such issuance shall be reduced to that price (rounded to the nearest cent) determined by multiplying the Exercise Price by a fraction:

(1) the numerator of which shall be equal to the sum of (A) the number of shares of Outstanding Common Stock immediately prior to the issuance of such Additional Shares of Common Stock plus (B) the number of shares of Common Stock (rounded to the nearest whole share) which the aggregate consideration for the total number of such Additional Shares of Common Stock so issued would purchase at a price per share equal to the outstanding Exercise Price in effect immediately prior to such issuance; and (2) the denominator of which shall be equal to the number of shares of Outstanding Common Stock immediately after the issuance of such Additional Shares of Common Stock. No adjustment of the Exercise Price shall be made upon the issuance of any Additional Shares of Common Stock which are issued pursuant to the exercise of any warrants or other subscription or purchase rights or pursuant to the exercise of any conversion or exchange rights in any Common Stock Equivalents, if any such adjustment shall previously have been made upon the issuance of such warrants or other rights or upon the issuance of such Common Stock Equivalents (or upon the issuance of any warrant or other rights therefore).

(f)           Issuance of Common Stock Equivalents. The provisions of this Section 3(f) shall apply if the Corporation during the Anti-Dilution Period, shall (a) issue any securities convertible into or exchangeable for, directly or indirectly, Common Stock (“Convertible Securities”), or (b) issue or sell any rights or warrants or options to purchase any such Common Stock or Convertible Securities (collectively, the “Common Stock Equivalents”).  If the price per share for which Additional Shares of Common Stock may be issuable pursuant to any such Convertible Securities or Common Stock Equivalent shall be less than the applicable Exercise Price then in effect, or if, after any such issuance of Common Stock Equivalents, the price per share for which Additional Shares of Common Stock may be issuable thereafter is amended or adjusted, and such price as so amended shall be less than the applicable Exercise Price in effect at the time of such amendment or adjustment, then the applicable Exercise Price upon each such issuance or amendment shall be adjusted as provided in Section 3(e). No adjustment shall be made to the Exercise Price upon the issuance of any Common Stock pursuant to the exercise, conversion or exchange of any Convertible Security or Common Stock Equivalent where an adjustment to the Conversion Price was made as a result of the issuance or purchase of such Convertible Security or Common Stock Equivalent.

(g)           Superseding Adjustment. If, at any time after any adjustment of the Exercise Price then in effect shall have been made pursuant to Section 3(e) or Section 3(f) as the result of any issuance of Common Stock Equivalents, and such Common Stock Equivalents, or the right of conversion or exchange in such Common Stock Equivalents, shall expire, and all of such or the right of conversion or exchange with respect to all of such Common Stock Equivalents shall not have been converted or exercised, then such previous adjustment shall be rescinded and annulled and the Exercise Price then in effect shall be adjusted to the Exercise Price in effect immediately prior to the issuance of such Common Stock Equivalents, subject to any further adjustments pursuant to this Section 3.

(h)           Consideration for Stock. In case any shares of Common Stock or Convertible Securities, or any rights or warrants or options to purchase any such Common Stock or Convertible Securities, shall be issued or sold:

(i)           in connection with any merger or consolidation in which the Corporation is the surviving corporation (other than any consolidation or merger in which the previously outstanding shares of Common Stock of the Corporation shall be changed to or exchanged for the stock or other securities of another corporation), the amount of consideration therefore shall be deemed to be the fair value, as determined reasonably and in good faith by the Board, of such portion of the assets and business of the non-surviving corporation as the Board may determine to be attributable to such shares of Common Stock, Convertible Securities, rights or warrants or options, as the case may be; or

(ii)           in the event of any consolidation or merger of the Corporation in which the Corporation is not the surviving corporation or in which the previously outstanding shares of Common Stock of the Corporation shall be changed into or exchanged for the stock or other securities of another corporation, or in the event of any sale of all or substantially all of the assets of the Corporation for stock or other securities of any corporation, the Corporation shall be deemed to have issued a number of shares of its Common Stock for stock or securities or other property of the other corporation computed on the basis of the actual exchange ratio on which the transaction was predicated, and for a consideration equal to the fair market value on the date of such transaction of all such stock or securities or other property of the other corporation. If any such calculation results in adjustment of the applicable Exercise Price, or the number of shares of Common Stock for which this Warrant is exercisable, the determination of the applicable Exercise Price or the number of shares of Common Stock for which this Warrant is exercisable immediately prior to such merger, consolidation or sale, shall be made after giving effect to such adjustment of the number of shares of Common Stock for which this Warrant is exercisable. In the event any consideration received by the Corporation for any securities consists of property other than cash, the fair market value thereof at the time of issuance or as otherwise applicable shall be as determined in good faith by the Board. In the event Common Stock is issued with other shares or securities or other assets of the Corporation for consideration which covers both, the consideration computed as provided in this Section 3(h) shall be allocated among such securities and assets as determined in good faith by the Board.

(i)           Record Date. In case the Corporation shall take record of the holders of its Common Stock or any other preferred stock for the purpose of entitling them to subscribe for or purchase Common Stock or Convertible Securities, then the date of the issue or sale of the shares of Common Stock shall be deemed to be such record date.

(j)           Certain Issues Excepted. Anything herein to the contrary notwithstanding, the Corporation shall not be required to make any adjustment to the Exercise Price upon or in connection with the issuance of any shares of Common Stock or other securities issued pursuant to Common Stock Equivalents that are: (i) issued pursuant to a bona fide acquisition of another business entity or business segment of any such entity by the Corporation pursuant to a merger, purchase of substantially all the assets or any type of reorganization (each an “Acquisition”) provided that (A) the Corporation will own more than twenty-five percent (25%) of the voting power of such business entity or business segment of such entity and (B) such Acquisition is approved by the Board; (ii) issued in connection with bona fide strategic license agreements or other partnering arrangements so long as such issuances are not solely for the purpose of raising capital; (iii) issued under grants of options to purchase Common Stock pursuant to equity incentive plans that are adopted by the Board; (iv) issued to any underwriter, placement agent and their respective designees for the transactions contemplated by a private placement or public offering of securities of the Corporation; (v) issued to financial institutions or lessors in connection with reasonable commercial credit arrangements, equipment financings or similar transactions, provided that any such issue is approved by the Board; and (vi) issued to vendors or customers or to other persons in similar commercial situations as the Company, provided that any such issue is approved by the Board; in each case, with the exception of clause (iii) above, that such issuance is not to an affiliate of the Corporation, whether directly or indirectly.

(k)           No Impairment. The Corporation shall not, by amendment of its Articles of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder, but will at all times in good faith assist in the carrying out of all the provisions of this Section 3 and in the taking of all such action as may be necessary or appropriate in order to protect against impairment the right of the Holder to exercise this Warrant. In the event the Holder shall elect to exercise this Warrant, in whole or in part, as provided herein, the Corporation cannot refuse exercise based on any claim that the Holder or anyone associated or affiliated with such holder has been engaged in any violation of law, unless (i) the Corporation receives an order from the Securities and Exchange Commission prohibiting such exercise or (ii) an injunction from a court, on notice, restraining and/or adjoining exercise of this Warrant.

(l)           Certificates as to Adjustments. Upon occurrence of each adjustment or readjustment of the Exercise Price or number of shares of Common Stock for which this Warrant is exercisable pursuant to this Section 3, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to the Holder a certificate setting forth such adjustment and readjustment, showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon written request of the Holder, at any time, furnish or cause to be furnished to the Holder a like certificate setting forth such adjustments and readjustments, the Exercise Price in effect at the time, and the number of shares of Common Stock and the amount, if any, of other securities or property which at the time would be received upon the exercise of this Warrant. Notwithstanding the foregoing, the Corporation shall not be obligated to deliver a certificate unless such certificate would reflect an increase or decrease of at least one percent of such adjusted amount; if the Corporation so postpones delivering a certificate, such prior adjustment shall be carried forward and made as soon as such adjustment, together with other adjustments required by this Section 3 and not previously made, would result in an adjustment of one percent or more.

(m)           Issue Taxes. The Corporation shall pay any and all issue and other taxes, excluding federal, state or local income taxes, that may be payable in respect of any issue or delivery of shares of Common Stock on exercise of this Warrant; provided, however, that the Corporation shall not be obligated to pay any transfer taxes resulting from any transfer requested by any holder in connection with any such conversion.

(n)           Fractional Shares. No fractional shares of Common Stock shall be issued upon exercise of this Warrant.  In lieu of any fractional shares to which the Holder would otherwise be entitled, the Holder shall round the number of shares to be issued upon exercise (including a cashless exercise) up to the nearest whole number of shares.

(o)           Reservation of Common Stock. The Corporation shall, during the period within which this Warrant may be exercised, reserve and keep available out of its authorized and unissued Common Stock, solely for the purpose of effecting the exercise of this Warrant, such number of shares of Common Stock equal to at least one hundred ten percent (110%) of the aggregate number of shares of Common Stock as shall from time to time be sufficient to effect the exercise of this Warrant.

(p)           Retirement of this Warrant. Exercise of this Warrant shall be deemed to have been effected on the date of exercise hereof. Upon exercise of this Warrant only in part, the Corporation shall issue and deliver to the Holder, at the expense of the Corporation, a new Warrant covering the unexercised balance of the Warrant Stock.

(q)           Regulatory Compliance. If any shares of Common Stock to be reserved for the purpose of exercise of this Warrant require registration or listing with or approval of any governmental authority, stock exchange or other regulatory body under any federal or state law or regulation or otherwise before such shares may be validly issued or delivered upon conversion, the Corporation shall, at its sole cost and expense, in good faith and as expeditiously as possible, endeavor to secure such registration, listing or approval, as the case may be.

4.           No Preemptive Rights. The Holder shall not be entitled to rights to subscribe for, purchase or receive any part of any new or additional shares of any class, whether now or hereinafter authorized, or of bonds or debentures, or other evidences of indebtedness convertible into or exchangeable for shares of any class, but all such new or additional shares of any class, or any bond, debentures or other evidences of indebtedness convertible into or exchangeable for shares, may be issued and disposed of by the Board on such terms and for such consideration (to the extent permitted by law), and to such person or persons as the Board in its absolute discretion may deem advisable.

5.           Exercise Restriction. Notwithstanding anything to the contrary set forth in this Warrant, at no time may the Holder exercise this Warrant, in whole or in part, if the number of shares of Common Stock to be issued pursuant to such exercise would cause the number of shares of Common Stock beneficially owned by the Holder and its affiliates at such time, when aggregated with all other shares of Common Stock beneficially owned by the Holder and its affiliates at such time, result in the Holder beneficially owning (as determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and the rules thereunder) in excess of 9.99% of the then issued and outstanding shares of Common Stock outstanding at such time; provided, however, that upon the Holder providing the Corporation with sixty-one (61) days notice (pursuant to Section 11 hereof) (the “Waiver Notice”) that the Holder would like to waive Section 5 of this Warrant with regard to any or all shares of Common Stock for which this Warrant is exercisable, this Section 5 shall be of no force or effect with regard to those shares referenced in the Waiver Notice.

6.           Definitions. For the purposes of this Warrant, the following terms have the following meanings:

“Articles of Incorporation” means the Amended and Restated Certificate of Incorporation of the Corporation as in effect on the Original Issue Date, and as hereafter from time to time amended, modified, supplemented or restated in accordance with the terms hereof and thereof and pursuant to applicable law.

“Board” shall mean the Board of Directors of the Corporation.

“Capital Stock” means and includes (i) any and all shares, interests, participations or other equivalents of or interests in (however designated) corporate stock, including, without limitation, shares of preferred or preference stock, (ii) all partnership interests (whether general or limited) in any Person which is a partnership, (iii) all membership interests or limited liability company interests in any limited liability company, and (iv) all equity or ownership interests in any Person of any other type.

 “Common Stock” means the shares of Class A Common Stock, $0.001 par value per share, of the Corporation and any other Capital Stock into which such stock may hereafter be changed.

“Convertible Security” means one of the Convertible Securities.

“Exercise Period” has the meaning specified in Section 1 hereof.

“Exercise Price” initially means the Warrant VWAP, as such price may be adjusted from time to time as shall result from the adjustments specified in this Warrant, including Section 3 hereto.

“Governmental Authority” means any governmental, regulatory or self-regulatory entity, department, body, official, authority, commission, board, agency or instrumentality, whether federal, state or local, and whether domestic or foreign.

“Holders” mean the Persons who shall from time to time own the Warrant. The term “Holder” means one of the Holders.

“National Securities Exchange” means the collective reference to the FINRA OTC Bulletin Board, the New York Stock Exchange, Inc., the New York Stock Exchange: AMEX Exchange, or any other recognized national securities exchange in the United States on which the Common Stock of the Corporation is then listed.

“Original Issue Date” means March 29, 2010.

“Other Common” means any other Capital Stock of the Corporation of any class which shall be authorized at any time after the date of this Warrant (other than Common Stock) and which shall have the right to participate in the distribution of earnings and assets of the Corporation without limitation as to amount.

“Outstanding Common Stock” means, at any given time, the aggregate amount of outstanding shares of Common Stock, assuming full exercise, conversion or exchange (as applicable) of all Common Stock Equivalents that are outstanding at such time.

“Person” means an individual, corporation, limited liability company, partnership, joint stock company, trust, unincorporated organization, joint venture, Governmental Authority or other entity of whatever nature.

“Per Share Market Value” means on any particular date (a) the last closing bid price per share of the Common Stock on such date on the National Securities Exchange, or if there is no such price on such date, then the closing bid price on such exchange or quotation system on the date nearest preceding such date, or (b) if the Common Stock is not listed then on a National Securities Exchange, the last closing bid price for a share of Common Stock in the market, as reported by the National Quotation Bureau Incorporated or similar organization or agency succeeding to its functions of reporting prices) at the close of business on such date, or (c) if the Common Stock is not then reported by the National Quotation Bureau Incorporated (or similar organization or agency succeeding to its functions of reporting prices), then the average of the "Pink Sheet" quotes for the five (5) Trading Days preceding such date of determination, or (d) if the Common Stock is not then publicly traded the fair market value of a share of Common Stock as determined by the Board.

 “Securities” means any debt or equity securities of the Corporation, whether now or hereafter authorized, any instrument convertible into or exchangeable for Securities or a Security, and any option, warrant or other right to purchase or acquire any Security. "Security" means one of the Securities.

“Securities Act” means the Securities Act of 1933, as amended.

“Six Month Anniversary Date” shall mean September 29, 2010, being that date which is six (6) months following the Original Issue Date.

“Subsidiary” means any corporation at least 50% of whose outstanding Voting Stock shall at the time be owned directly or indirectly by the Corporation or by one or more of its Subsidiaries, or by the Corporation and one or more of its Subsidiaries.

“Term” has the meaning specified in Section 1 hereof.

“Trading Day” means (a) a day on which the Common Stock is traded on a National Securities Exchange, or (b) if the Common Stock is not traded on a National Securities Exchange, a day on which the Common Stock is quoted in the over-the-counter market as reported by National Quotation Bureau Incorporated (or any similar organization or agency succeeding its functions of reporting prices); provided, however, that in the event that the Common Stock is not listed or quoted as set forth in (a) or (b) hereof, then Trading Day shall mean any day except Saturday, Sunday and any day which shall be a legal holiday or a day on which banking institutions in the State of New York are authorized or required by law or other government action to close.

“Voting Stock” means, as applied to the Capital Stock of any corporation, Capital Stock of any class or classes (however designated) having ordinary voting power for the election of a majority of the members of the Board of Directors (or other governing body) of such corporation, other than Capital Stock having such power only by reason of the happening of a contingency.

“Warrant” means this Series A Warrant, and any other warrants of like tenor issued in substitution or exchange for any thereof.

“Warrant Stock Number” means at any time the aggregate number of shares of Warrant Stock which may at such time be purchased upon exercise of a Warrant, after giving effect to all prior adjustments and increases to such number made or required to be made under the terms hereof.

“Warrant VWAP” means the volume weighted average price of the Common Stock of the Corporation, as traded on any National Securities Exchange for the twenty (20) Trading Days immediately prior to the Six Month Anniversary Date; provided, however, in the event the Corporation’s Common Stock is not traded on a National Securities Exchange, the Warrant VWAP shall be equal to the fair market value of the Common Stock on the date immediately following the date on which the Common Stock is no longer traded on a National Securities Exchange.  Such fair market value shall be determined by an independent valuation firm mutually agreed to by the Corporation and PBC, the cost of such independent valuation shall be paid by the Corporation.

“Warrant Stock” means the shares of Common Stock of the Corporation issuable upon exercise of this Warrant.

7.           Other Notices. In case at any time:

(i) the Corporation shall make any distributions to the holders of Common Stock; or

(ii) the Corporation shall authorize the granting to all holders of its Common Stock of rights to subscribe for or purchase any shares of Capital Stock of any class or other rights; or

(iii) there shall be any reclassification of the Capital Stock of the Corporation; or

(iv) there shall be any capital reorganization by the Corporation; or

(v) there shall be any (i) consolidation or merger involving the Corporation or (ii) sale, transfer or other disposition of all or substantially all of the Corporation's property, assets or business (except a merger or other reorganization in which the Corporation shall be the surviving corporation and its shares of Capital Stock shall continue to be outstanding and unchanged and except a consolidation, merger, sale, transfer or other disposition involving a wholly-owned Subsidiary); or

(vi) there shall be a voluntary or involuntary dissolution, liquidation or winding-up of the Corporation or any partial liquidation of the Corporation or distribution to holders of Common Stock;

then, in each of such cases, the Corporation shall give written notice to the Holder of the date on which (i) the books of the Corporation shall close or a record shall be taken for such dividend, distribution or subscription rights or (ii) such reorganization, reclassification, consolidation, merger, disposition, dissolution, liquidation or winding-up, as the case may be, shall take place. Such notice also shall specify the date as of which the holders of Common Stock of record shall participate in such dividend, distribution or subscription rights, or shall be entitled to exchange their certificates for Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, disposition, dissolution, liquidation or winding-up, as the case may be. Such notice shall be given at least twenty (20) days prior to the action in question and not less than ten (10) days prior to the record date or the date on which the Corporation's transfer books are closed in respect thereto. This Warrant entitles the Holder to receive copies of all financial and other information distributed or required to be distributed to the holders of the Common Stock.

8.           Registration Rights.

(i) The Corporation shall notify the Holder in writing at least thirty (30) days prior to the filing of any registration statement under the Securities Act for purposes of a public offering of securities of the Corporation (other than on Form S-4 or S-8 promulgated under the Securities Act, or any successor forms thereto) and will afford the Holder an opportunity to include in such registration statement all or part of its Warrant Stock.  The Holder shall, within twenty (20) days after the above-described notice from the Corporation, notify the Corporation in writing whether the Holder desires to include in such registration statement all or part of its Warrant Stock. If the Holder decides not to include Warrant Stock in any registration statement thereafter filed by the Corporation, the Holder shall nevertheless continue to have the right to include any Warrant Stock in any subsequent registration statement or registration statements as may be filed by the Corporation with respect to offerings of its securities, all upon the terms and conditions set forth herein.  If the underwriter determines in good faith that marketing factors require a limitation on the number of securities to be underwritten hereunder, the number of securities that may be included in the underwriting shall be allocated, first, to the Corporation, second, to the Holder, to the maximum extent of its desired participation without limiting the securities to be registered by the Corporation, and third, to any other party with registration rights without limiting the securities to be registered by the Corporation or the Holder.  All fees and expenses of the registration shall be paid by the Corporation, including without limitation, all registration and filing fees, fees and expenses of compliance with securities or blue sky laws, underwriting discounts, fees and expenses, printing expenses, messenger and delivery expenses, and reasonable fees and expenses of counsel for the Corporation and a single counsel for the Holder and all independent certified public accountants and other persons retained by the Corporation.

(ii) In the event that the Holder shall not be able to avail itself of SEC Rule 144, the Holder shall have the ability to request that the Corporation effect a registration statement under the Securities Act covering the registration of no less than all of the Warrant Stock in accordance with the terms and procedures, as applicable, set forth in Section 8(i) above.

9.           Amendment and Waiver. Any term, covenant, agreement or condition in this Warrant may be amended, or compliance therewith may be waived (either generally or in a particular instance and either retroactively or prospectively), by a written instrument or written instruments executed by (a) the Corporation and (b) the Initial Holder (assuming the Initial Holder still owns all or part of this Warrant), and (c) the Holders of twenty-five percent (25%) of the Warrants, the calculation of which shall include the Initial Holder’s percentage of ownership of the Warrants; provided, however, that no such amendment or waiver shall reduce the Warrant Stock Number, increase the Exercise Price, shorten the period during which this Warrant may be exercised or modify any provision of this Section 9 without the consent of the Holder of this Warrant. No consideration shall be offered or paid to any person to amend or consent to a waiver or modification of any provision of this Warrant unless the same consideration is also offered to all holders of the Warrants.

10.           Governing Law; Jurisdiction. This Warrant shall be governed by and construed in accordance with the internal laws of the State of New York, without giving effect to any of the conflicts of law principles which would result in the application of the substantive law of another jurisdiction. This Warrant shall not be interpreted or construed with any presumption against the party causing this Warrant to be drafted. The Corporation and the Holder agree that venue for any dispute arising under this Warrant will lie exclusively in the state or federal courts located in New York County, New York, and the parties irrevocably waive any right to raise forum non conveniens or any other argument that New York is not the proper venue. The Corporation and the Holder irrevocably consent to personal jurisdiction in the state and federal courts of the state of New York. The Corporation and the Holder consent to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address in effect for notices to it under this Warrant and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing in this Section 10 shall affect or limit any right to serve process in any other manner permitted by law. The Corporation and the Holder hereby agree that the prevailing party in any suit, action or proceeding arising out of or relating to this Warrant shall be entitled to reimbursement for reasonable legal fees from the non-prevailing party. The parties hereby waive all rights to a trial by jury.

11.           Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by facsimile or by electronic transmission or three (3) business days following being mailed by certified or registered mail, postage prepaid, return-receipt requested, addressed to the holder of record at its address appearing on the books of the Corporation. The Corporation will give written notice to the Holder at least twenty (20) calendar days prior to the date on which the Corporation closes its books or takes a record (a) with respect to any dividend or distribution upon the Common Stock, (b) with respect to any pro rata subscription offer to holders of Common Stock or (c) for determining rights to vote with respect to any Organic Change, dissolution, liquidation or winding-up and in no event shall such notice be provided to such holder prior to such information being made known to the public. The Corporation will also give written notice to the Holder at least twenty (20) days prior to the date on which any Organic Change, dissolution, liquidation or winding-up will take place and in no event shall such notice be provided to such holder prior to such information being made known to the public. The addresses for such communications shall be:

Fund.com, Inc.
14 Wall Street
20th floor
New York, New York 10005

12.           Warrant Agent. The Corporation may, by written notice to each Holder of this Warrant, appoint an agent having an office in New York, New York for the purpose of issuing shares of Warrant Stock on the exercise of this Warrant pursuant to subsection (b) of Section 2 hereof, exchanging this Warrant pursuant to subsection (d) of Section 2 hereof or replacing this Warrant pursuant to Section 13 hereof, or any of the foregoing, and thereafter any such issuance, exchange or replacement, as the case may be, shall be made at such office by such agent.

13.           Lost or Stolen Warrant. Upon receipt by the Company of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant, and, in the case of loss, theft or destruction, of any indemnification undertaking by the Holder to the Company and, in the case of mutilation, upon surrender and cancellation of this Warrant, the Company shall execute and deliver new Warrant of like tenor and date; provided, however, that the Company shall not be obligated to re-issue warrant(s) if the Holder contemporaneously exercise this Warrant to purchase shares of Common Stock.

14.           Remedies, Characterizations, Other Obligations, Breaches and Injunctive Relief. The remedies provided in this Warrant shall be cumulative and in addition to all other remedies available under this Warrant, at law or in equity (including a decree of specific performance and/or other injunctive relief), no remedy contained herein shall be deemed a waiver of compliance with the provisions giving rise to such remedy and nothing herein shall limit a Holder's right to pursue actual damages for any failure by the Company to comply with the terms of this Warrant. Amounts set forth or provided for herein with respect to payments, conversion and the like (and the computation thereof) shall be the amounts to be received by the Holder thereof and shall not, except as expressly provided herein, be subject to any other obligation of the Company (or the performance thereof). The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the Holder shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required.

15.           Specific Shall Not Limit General; Construction. No specific provision contained in this Warrant shall limit or modify any more general provision contained herein. This Warrant shall be deemed to be jointly drafted by the Company and all initial purchasers of the Warrant and shall not be construed against any person as the drafter hereof.

16.           Successors and Assigns. This Warrant and the rights evidenced hereby shall inure to the benefit of and be binding upon the successors and assigns of the Corporation, the Holder hereof and (to the extent provided herein) the Holders of Warrant Stock issued pursuant hereto, and shall be enforceable by any such Holder or Holder of Warrant Stock.

17.           Modification and Severability. If, in any action before any court or agency legally empowered to enforce any provision contained herein, any provision hereof is found to be unenforceable, then such provision shall be deemed modified to the extent necessary to make it enforceable by such court or agency. If any such provision is not enforceable as set forth in the preceding sentence, the unenforceability of such provision shall not affect the other provisions of this Warrant, but this Warrant shall be construed as if such unenforceable provision had never been contained herein.

18.           Headings. The headings of the Sections of this Warrant are for convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.

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IN WITNESS WHEREOF, the Corporation has executed this Warrant as of the day and year first above written.

FUND.COM, INC.

By:	/s/ Gregory Webster
Name: Gregory Webster
Title: Chief Executive Officer

EXERCISE FORM

FUND.COM, INC.

The undersigned __________, pursuant to the provisions of the accompanying Warrant, hereby elects to purchase _____ shares of Common Stock of FUND.COM, INC. covered by the accompanying Warrant.

Dated: _________________	Signature ___________________________ Address ___________________________

Number of shares of Common Stock beneficially owned or deemed beneficially owned by the Holder on the date of Exercise: _________________________

The undersigned is an “accredited investor” as defined in Regulation D under the Securities Act of 1933, as amended ☐Yes☐No the Holder shall pay the sum of $________ by certified or official bank check (or via wire transfer) to the Corporation in accordance with the terms of the Warrant.

ASSIGNMENT

FOR VALUE RECEIVED, _________________ hereby sells, assigns and transfers unto __________________ the accompanying Warrant and all rights evidenced thereby and does irrevocably constitute and appoint _____________, attorney, to transfer said Warrant on the books of the corporation named therein.

Dated: _________________	Signature ___________________________ Address ___________________________

PARTIAL ASSIGNMENT

FOR VALUE RECEIVED, _________________ hereby sells, assigns and transfers unto __________________ the right to purchase _________ shares of Warrant Stock evidenced by the accompanying Warrant together with all rights therein, and does irrevocably constitute and appoint ___________________, attorney, to transfer that part of said Warrant on the books of the corporation named therein.

Dated: _________________	Signature ___________________________ Address ___________________________

FOR USE BY THE ISSUER ONLY:

This Warrant No. ________ canceled (or transferred or exchanged) this _____ day of ___________, _____, shares of Common Stock issued therefor in the name of _______________, Warrant No. ________ issued for ____ shares of Common Stock in the name of _______________.